                                                                    EXHIBIT 10.3


                              OFFICER'S CERTIFICATE

            I, the undersigned, do hereby certify and represent that:

            1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

            2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.3 to deCODE genetics, Inc.'s Quarterly Report on Form 10-Q is a fair and accurate English translation of a document prepared in the Icelandic language.

            IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 15 day of May, 2001.


                                  By:         /s/ Hannes Smarason
                                              -------------------------
                                  Name:       Hannes Smarason
                                  Title:      Senior Vice President and Chief
                                              Business Officer

                                                                    EXHIBIT 10.3


                                WORK CONTRACT


Work contract between Islensk Erfdagreining ehf., State Reg. No. 691295-3549, Lynghals 1, 110 Reykjavik, hereinafter referred to as the "Buyer", of the first part, and Eykt ehf, State Reg. No. 560192-2319, Skeifan 7, 108 Reykjavik, hereinafter referred to as the "Contractor", of the second part.

                                    Article 1

The Contractor shall complete the following work:

Concrete casting and external finishing work, conduits and ventilation systems, electrical and specialised systems for a new building of the Buyer at Sturlugata 8 in Reykjavik, together with any other work to be negotiated pursuant to Articles 6 and 7 hereof.

The work shall be carried out in accordance with the following documents:

     a)      This Contract

     b)      -            Tender specifications and Bill of Quantities, undated
                          (Annex A to this Contract). Attached hereto are architects' drawings, bearing capacity drawings, conduit plans along with drawings of conduits and ventilation systems and plans for electrical wiring along with drawings of electrical and specialised systems.

             -            Project specifications, undated (Annex B)

             - Conduits and ventilation systems, tender documents, 21 December 2000 (Annex C)

             - Electrical and specialised systems, Tender specifications and project specifications, undated (Annex D)


     c) Queries, responses and modifications prior to opening of bids (comprising Annex E)

              Date      Query                              Date     Response/notice
    (i)     02.01.01    IE-concrete surfacing on         04.01.01   Vifill Oddsson
                        hollow-core slabs
    (ii)    03.01.01    IE-important/notice                         Linuhonnun
    (iii)   04.01.01    Islensk Erfdagreining            05.01.01   Linuhonnun
    (iv)    04.01.01    Islensk Erfdagreining - query    05.01.01   Vikingur/Linuhonnun
    (v)     05.01.01    IE - Tender 2                    05.01.01   VGK
    (vi)    10.01.01    Sturlugata 8 - electrical and    10.01.01   Vikingur
                        specialised systems
                                                         11.01.01   Vikingur
                                                         11.01.01   Vikingur
    (vii)   10.01.01    Grating lists                    11.01.01   VGK

    (viii)   11.01.01    IE-Tender documents /notice                      VGK
    (ix)     11.01.01    A Support structure - addition                   Vifill Oddsson
                         to tender documents
    (x)      11.01.01    Additions and modifications to                   Vifill Oddsson
                         work specifications, Chapter 2.0
                         Support Structure
    (xi)     12.01.01    Notice to Buyer relating to                      Buyer
                         extension of the project time,
                         item b) in the bid
    (xii)    12.01.01    Updated Bid document                             Linuhonnun
    (xiii)   12.01.01    Regarding Hataekni                   12.01.01    Answers to
                                                                          questions
                                                                          regarding IE
                                                                          Tender 2, VGK
    (xiv)    12.01.01    deCode                               12.01.01    Vikingur
    (xv)     12.01.01    Queries relating to tender                       Teiknistofa
                         documents (architect drawings)                   Ingimundar
                         and responses                                    Sveinssonar
    (xvi)    14.01.01    Controls of conduit systems          15.01.01    VGK
    (xvii)   15.01.01    IE - performance guarantee           15.01.01    Linuhonnun

     d)   Bid from the Contractor, dated 16 January 2001 (Annex F)

     e)   Letter confirming acceptance of the Bid, dated 23 January 2001 (Annex
          G)

     f) Performance guarantee in the amount of ISK 234,484,527.- from Sjova Almennar Insurance Co., dated 13 February 2001, (Annex H)

     g)   Work Schedule, dated 15 January 2001 (Annex I)

     h)   Corrections to the tender documents and modifications (in total Annex
          J)

                (i)   Minutes 01, of 22 January 2001
                (ii)  Letter from the Buyer's supervisor from 23 January 2001

     i)   Information from the Contractor (Annex K)


The above documents form an integral part of this Contract, as do the documents referred to in the above documents, e.g. the standard IST-30, 4th edition 1997.

All matters on which the parties have agreed or commented since the project was begun, e.g. during project meetings or by correspondence, are fully valid, independent of the signing of the Contract.

References to the State Procurement Regulation in Article 0.1.9 in the Tender specifications do not apply to this project.

                                    Article 2

The Contract Price according to the Contractor's Bid, as amended, is ISK 1,564,692,688, including VAT, in writing: fifteen hundred sixty four million six hundred ninety two thousand six hundred eighty eight 00/100 kronur.

                                    Article 3

All quantities will be fixed. However, modifications made to the project during the course of the work shall be quantified separately. In the event that the Contractor believes he has discovered errors in the quantities for a specific tendered work, he shall submit corrections to the Bill of Quantities for the tendered work in question within a deadline specified hereinbelow. All demonstrable errors shall be corrected by that time. These deadlines are 18 May 2001 for the concrete casting and external finishing work and 18 May

2001 for the conduits and ventilation systems as well as the electrical and specialised systems.

In the event that either party requests review of specific quantities, the said party shall submit documents showing a modification, which shall differ appreciably from the corrected quantities, and the settlement shall then be based on the new quantities, provided that there are reasonable grounds for them.

                                    Article 4

The Contractor has already begun work on the project and shall have completed the concrete casting and external finishing work by 30 June 2001. Conduits and ventilation systems and electrical and specialised systems shall be completed by 23 November 2001.

                                    Article 5

The Contractor shall provide a performance bond amounting to 15% of the Contract Price. There is no deposit.

                                    Article 6

A substantial part of the electrical and specialised systems are included neither in the Bid nor in this Work Contract; in addition, quantities, drawings and project specifications for the tendered part are subject to some imprecision. The parties shall endeavour to reach an agreement on price and performance when final documents are available and shall endeavour to the extent possible to base their agreement on available unit prices or market prices. In the event that an agreement cannot be reached, the Buyer shall invite tenders for those parts of the project on which no agreement has been reached, in consultation with the Contractor, and the Contractor shall then have the work carried out against an agreed administration fee.

In the event of additions and modifications to the project, in excess of normal practice, the Contractor shall perform the work in any event at the unit prices stated in the Bid.

                                    Article 7

As the documentation reveals, other contractors will be working on the project during the time of the work, including a contractor for the glass roofing. In addition, several parts of the project remain to be tendered, such as steel bridges, interior finishing work, interior fittings, site completion, road construction within the site etc. The Contractor shall undertake to co-operate in a positive manner with other contractors engaged by the Buyer for the project, show them full consideration and reach an agreement with them on co-ordination and services.

The contracting parties shall endeavour to reach an agreement on the overall supervision by the principal contractor of the aforesaid project units with the exception of the part of the contractor for the glass roofing. Administration costs shall be according to the Contractor's bid.

                                    Article 8

Any disputes arising in respect of this Contract shall be brought before the District Court of Reykjavik.


This Contract is made in two copies, one to be held by each party.


                            Reykjavik, 15 March 2001

For the Buyer                                          For the Contractor
/s/ Elin Pordardottir                                  /s/ Petur Gudmundsson
_______________________                                /s/ Theodor Solonsson

Witnesses to the correct date and signatures:

/s/ Gylfi Gislason                  Id. No. 131262-3379
/s/ Tomas Sigurdsson                Id. No. 180966-3159